SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT: July 2, 2004

(Date of earliest event reported)

OVERSEAS PARTNERS LTD.

(Exact name of registrant as specified in its charter)

Islands of Bermuda	0-11538	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file Number)	(I.R.S. Employer Identification No.)

Cumberland House, One Victoria Street, Hamilton HM 11, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-0788

Not Applicable

Former name, former address and former fiscal year, if changed since last report

ITEM 2 – ACQUISITION OR DISPOSITION OF ASSETS

On July 2, 2004, Overseas Partners Ltd. (“OPL”) and Odyssey Re Holdings Corp. (“OdysseyRe”) entered into a definitive stock purchase agreement, such that, OdysseyRe will purchase from OPL 100% of the outstanding shares of OPL’s wholly owned subsidiary, Overseas Partners US Reinsurance Company (“OPUS Re”). The purchase price is approximately $43 million. At March 31, 2004, OPUS Re had total assets of $248 million and gross loss reserves of $161 million.

The completion of the transaction is subject to customary closing conditions, including the receipt of regulatory approvals. OPL expects the closing of the transaction will occur on or about September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, hereunto duly authorized.

Date: July 2, 2004	OVERSEAS PARTNERS LTD. (Registrant)

	By:	/s/ Mark R. Bridges
Mark R. Bridges President and Chief Executive Officer